EXHIBIT 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT, dated as of January 16, 2013, by and between NewBevCo, Inc., a Delaware corporation (“Company”), and Comerica Bank, a Texas banking association (“Bank”).

WITNESSETH:

WHEREAS, Company and Bank entered into that certain Second Amended and Restated Credit Agreement dated as of June 30, 2008 (“Agreement”); and

WHEREAS, Company and Bank wish to amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1.           The definition of “Termination Date” in Section 1.1 of the Agreement is amended by deleting the date April 30, 2013 where it appears therein and replacing it with the date April 30, 2016.

2.           Section 2.1(f) of the Credit Agreement (Letters of Credit) is amended by deleting the figure Five Million Dollars ($5,000,000) where it appears therein and replacing with the figure Three Million Five Hundred Thousand Dollars ($3,500,000).

3.           Schedule 10.7 to the Agreement is deleted and replaced with Schedule 10.7 attached hereto.

4.           Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.  Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

5.           Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company in Sections 4.1 through 4.17 of the Agreement, as updated by the quarterly financial statements of the Company and the Parent, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

6.           This Amendment shall be effective as of the date set forth above.

WITNESS the due execution hereof as of the day and year first above written.

BANK:	COMPANIES:

COMERICA BANK	NEWBEVCO, INC.

By: /s/ Gerald R. Finney, Jr.	By: /s/ George R. Bracken

Its: Vice President	Its: Vice President

SCHEDULE 10.7

PRICING GRID

BASIS FOR PRICING	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
CONSOLIDATED FUNDED DEBT TO EBITDA RATIO	< 0.75 to 1.0	≥0.75 to 1.0 and < 1.5 to 1.0	≥1.5 to 1.0 and < 2.0 to 1.0	≥2.0 to 1.0 < and < 2.5 to 1.0	≥2.5 to 1.0
APPLICABLE FACILITY FEE PERCENTAGE (expressed as basis points)	20.00	25.00	30.00	30.00	30.00
APPLICABLE LETTER OF CREDIT PERCENTAGE (expressed as basis points)	90.00	100.00	135.00	160.00	180.00
APPLICABLE PRIME- BASED RATE MARGIN (expressed as basis points)	-50.00	-25.00	0.00	0.00	50.00
APPLICABLE EUROCURRENCY – BASED RATE MARGIN (expressed as basis points)	90.00	100.00	135.00	160.00	180.00

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